UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earlie3st event reported):
June 13, 2013

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

79 Great Oaks Boulevard, San Jose, CA 95119
(Address of principal executive offices) (Zip Code)

(408) 826-0600
(Registrant’s telephone number, including area code)
Former Name: Not Applicable Former Address: 6409 Guadalupe Mines Road, San Jose, CA 95120 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 13, 2013, Monolithic Power Systems, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected three directors to the Company’s board of directors, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2013, (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers, (iv) approved the Company’s 2014 Equity Incentive Plan, and (v) approved the Company’s Master Cash Performance Bonus Plan, each as more fully described below.

Item No. 1:	Proposal to elect three Class III directors to the Company’s Board of Directors to serve until the Annual Meeting of Stockholders in 2016.

Nominee	For	Withheld	Broker Non-Votes
Herbert Chang	32,205,048	2,049,799	1,510,607
Eugen Elmiger	34,168,347	86,500	1,510,607
Michael R. Hsing	32,620,162	1,634,685	1,510,607

Item No. 2:	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes
34,256,135	1,499,289	10,030	---

Item No. 3:	Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
25,170,321	9,060,853	23,673	1,510,607

Item No. 4:	Proposal to approve the Company’s 2014 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
22,306,965	11,940,765	7,117	1,510,607

Item No. 5:	Proposal to approve the Company’s Master Cash Performance Bonus Plan.

For	Against	Abstain	Broker Non-Votes
32,818,745	1,428,251	7,851	1,510,607

Item 9.01 Exhibits

(d) Exhibits

Exhibit No	Description
99.1	Press release dated June 17, 2013 announcing the results of the 2013 Annual Meeting of Stockholders.

Exhibit Index

Exhibit No	Description
99.1	Press release dated June 17, 2013 announcing the results of the 2013 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 17, 2013	By:	/s/ Meera Rao
Meera Rao
Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)